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As filed with the Securities and Exchange Commission on July 5, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GILEAD SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3047598
(State of Incorporation)	(I.R.S. Employer Identification No.)

333 Lakeside Drive
Foster City, CA 94404
(Address of principal executive offices)

1991 Stock Option Plan
(Full title of the plans)

Sharon A. Surrey-Barbari
Vice President and Chief Financial Officer
333 Lakeside Drive
Foster City, CA 94404
(650) 574-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura A. Berezin, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
(650) 843-5000

This Registration Statement will become effective immediately upon filing with the Securities and Exchange Commission. Sales of the registered securities will begin as soon as reasonably practicable after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Stock Options and Common Stock, par value $.001 per share(2)	2,000,000 shares	$58.38	$116,760,000	$29,190

(1)
This Registration Statement shall cover any additional shares of Common Stock which become issuable under the registrant's 1991 Stock Option Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.
(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on July 2, 2001.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8

    The contents of Registration Statements on Form S-8 Nos. 33-46058, 33-62060, 333-08085, 333-58893, 333-84719 and 333-47520 filed with the Securities and Exchange Commission on March 3, 1992, May 3, 1993, July 12, 1996, July 10, 1998, August 6, 1999 and October 6, 2000, respectively, are incorporated by reference herein.

INTERESTS OF NAMED EXPERTS AND COUNSEL

    The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Cooley Godward LLP, Palo Alto, California. As of the date of this Registration Statement, certain Cooley Godward attorneys own in the aggregate approximately 1,500 shares of the Registrant's Common Stock.

EXHIBITS

Exhibit Number	Description
3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended.
3.2(2)	Bylaws of the Registrant, as amended and restated on March 30, 1999.
4.1	Reference is made to Exhibits 3.1 and 3.2.
4.2(3)	Amended and Restated Rights Agreement dated as of October 21, 1999 between the Registrant and ChaseMellon Shareholder Services, LLC.
4.3(4)	Agreement and Plan of Merger dated February 28, 1999 by and among the Registrant, Gazelle Acquisition Sub, Inc. and NeXstar Pharmaceuticals, Inc.
4.4(5)	Indenture dated as of December 18, 2000 between the Registrant and Chase Manhattan Bank and Trust Company, National Association, including therein the forms of the notes.
4.5(5)	Registration Rights Agreement dated as of December 18, 2000 between the Registrant and J.P. Morgan Securities Inc., Chase Securities Inc., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Cooley Godward LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page).
99.1	1991 Stock Option Plan, as amended.

(1)
Filed as an exhibit to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and incorporated herein by reference.

(2)
Filed as an exhibit to Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998, and incorporated herein by reference.

(3)
Filed as an exhibit to Registrant's Current Report on Form 8-K filed on October 22, 1999, and incorporated herein by reference.

(4)
Filed as an exhibit to Registrant's Current Report on Form 8-K filed on March 9, 1999, and incorporated herein by reference.

(5)
Filed as an exhibit to Registrant's Registration Statement on Form S-3 (No. 333-54350), as amended, and incorporated herein by reference.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on July 3, 2001.

GILEAD SCIENCES, INC.
By:	/s/ JOHN C. MARTIN John C. Martin, Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John C. Martin and Sharon A. Surrey-Barbari, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JOHN C. MARTIN, PH.D. John C. Martin, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	July 3, 2001
/s/ SHARON A. SURREY-BARBARI Sharon A. Surrey-Barbari	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 3, 2001
/s/ JAMES M. DENNY James M. Denny	Director (Chairman of the Board of Directors) Director	July 3, 2001
/s/ PAUL BERG, PH.D. Paul Berg, Ph.D.	Director	July 3, 2001
Cordell W. Hull	Director
/s/ ETIENNE F. DAVIGNON Etienne F. Davignon	Director	July 3, 2001
/s/ GORDON E. MOORE, PH.D. Gordon E. Moore, Ph.D.	Director	July 3, 2001
/s/ GEORGE P. SHULTZ, PH.D. George P. Shultz, Ph.D.	Director	July 3, 2001

EXHIBIT INDEX

Exhibit Number	Description
3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended.
3.2(2)	Bylaws of the Registrant, as amended and restated on March 30, 1999.
4.1	Reference is made to Exhibits 3.1 and 3.2.
4.2(3)	Amended and Restated Rights Agreement dated as of October 21, 1999 between the Registrant and ChaseMellon Shareholder Services, LLC.
4.3(4)	Agreement and Plan of Merger dated February 28, 1999 by and among the Registrant, Gazelle Acquisition Sub, Inc. and NeXstar Pharmaceuticals, Inc.
4.4(5)	Indenture dated as of December 18, 2000 between the Registrant and Chase Manhattan Bank and Trust Company, National Association, including therein the forms of the notes.
4.5(5)	Registration Rights Agreement dated as of December 18, 2000 between the Registrant and J.P. Morgan Securities Inc., Chase Securities Inc., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Cooley Godward LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page).
99.1	1991 Stock Option Plan, as amended.

(1)
Filed as an exhibit to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and incorporated herein by reference.

(2)
Filed as an exhibit to Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998, and incorporated herein by reference.

(3)
Filed as an exhibit to Registrant's Current Report on Form 8-K filed on October 22, 1999, and incorporated herein by reference.

(4)
Filed as an exhibit to Registrant's Current Report on Form 8-K filed on March 9, 1999, and incorporated herein by reference.

(5)
Filed as an exhibit to Registrant's Registration Statement on Form S-3 (No. 333-54350), as amended, and incorporated herein by reference.

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INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8
INTERESTS OF NAMED EXPERTS AND COUNSEL
EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX